UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 5, 2008

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)	On May 5, 2008, Mr. Kenneth T. Joyce, 61, was appointed as President of Amkor Technology, Inc. Mr. Joyce also serves as Chief Operating Officer (a position he assumed in February 2008). Prior to assuming his current positions, Mr. Joyce served as the Company’s Executive Vice President and Chief Administrative Officer since November 2007, and as Executive Vice President and Chief Financial Officer since 1999.

On May 5, 2008, Mr. Gil C. Tily, 54, was appointed as Executive Vice President and Chief Administrative Officer of Amkor Technology, Inc., succeeding Mr. Joyce in that position. Mr. Tily will continue to serve as Secretary and General Counsel, a position he has held since joining the Company in June 2007. Prior to joining the Company, Mr. Tily was a partner in the law firm of Dechert LLP.

Additional information regarding the foregoing is contained in the press release attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
The following exhibit is being filed herewith.
99.1	Text of Press Release dated May 5, 2008.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Gil C. Tily
Gil C. Tily
Executive Vice President & Chief Administrative Officer

Date: May 8, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of press release dated May 5, 2008